                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                   For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1996                  1995
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Net Income (Loss)                                                            $    105,437         $   (277,333)
Income tax provision (benefit)
    Federal and foreign                                                            20,255             (134,938)
    State                                                                           5,449               (8,361)
                                                                             -------------        -------------
        Total income tax provision (benefit)                                       25,704             (143,299)

Interest charges                                                                  156,533              164,601
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $    287,674         $   (256,031)
                                                                             =============        =============

Fixed charges                                                                $    163,407         $    168,049
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.76                (1.52)
                                                                             =============        =============

Amount by which fixed charges exceed earnings                                $       -            $    424,080
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                   For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1996                 1995
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $    144,826         $    148,016
Add: portion of rental expense representative of interest factor <F1>              18,581               20,033
                                                                             -------------        -------------
  Total fixed charges                                                        $    163,407         $    168,049

Less: interest capitalized per Consolidated Statement of Income                     6,874                3,448
                                                                             -------------        -------------
  Total interest charges                                                     $    156,533         $    164,601
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.